Exhibit 21.1

Zero Gravity Solutions, Inc.
Form 10-K

Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Exhibit 21.1
Subsidiaries of Zero Gravity Solutions, Inc.

Consolidated Subsidiaries	Where Organized

BAM Agricultural Solutions, Inc..	Florida
Zero Gravity Life Sciences, Inc.	Florida